Deferred Variable Annuity Application The United States Life Insurance Regular Mail Overnight Mail Company in the City of New York with checks: with checks: ? 1-800-445-7862 Home Office: P.O. Box 100357 2710 Media Center Drive ?2 One World Financial Center Pasadena, CA 91189-0357 Building #6, Suite 120 200 Liberty St., New York, NY 10281 Los Angeles, CA 90065-1750 without checks: ?1 P.O. Box 15570 Annuity Service Center: without checks: Amarillo, TX 79105-5570 1050 North Western Street 1050 North Western Street Amarillo, TX 79106-7011 ?1 Amarillo, TX 79106-7011 ?1 ?1 The ? indicates a required response. Please print or type. 1 Product Selection ([Solicitation state indicates the state in which this Application is signed.) ]?3 [Product Name (Share Class) ]?3 Solicitation state [? Polaris Platinum III (B)] ?3 (Enter two-character state code) _NY            2 Owner(s) Information Name ❑ Male ❑ Female Address City State ZIP Birth Date / / SSN or TIN Phone ( ) Email Joint Owner (if applicable) Name: ❑ Male ❑ Female Address City State ZIP Birth Date / / SSN Relationship to Owner             Phone ( ) 3 Annuitant(s) Information ❑ Same as Owner (Complete only if different from Owner) Name ❑ Male ❑ Female Address City State ZIP Birth Date / / SSN Phone (            ) Email Joint Annuitant (if applicable) Name ❑ Male ❑ Female Address City State ZIP Birth Date / / SSN Phone (            ) 4 Beneficiary Information Please complete the beneficiary information below. Additional beneficiaries, if any, can be listed on the Additional Beneficiary Information form ([U2224BNE]) ?4 and submitted with this Application. Note: If any living benefit is elected with Joint Life (2 covered persons) under Section 6 below, you must provide the spousal beneficiary information here. If the beneficiary type is not selected, the beneficiary will be designated as “primary.” Multiple beneficiaries will share the death benefit equally unless otherwise specified. For non-individually owned, custodially held IRAs and qualified plans, if no beneficiary is listed, the beneficiary will default to the Owner listed on this Application. 1. Beneficiary Name ❑ Primary ❑ Contingent Address Relationship Beneficiary %            SSN/TIN Phone Birth/Trust Date Email ❑ Male ❑ Female USL-579 (12/15)

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Page 2 of 8 4 Beneficiary Information con’t. 2. Beneficiary Name ❑ Primary ❑ Contingent Address Relationship Beneficiary %            SSN/TIN Phone ( ) 5? Birth/Trust Date Email ❑ Male ❑ Female 3. Beneficiary Name ❑ Primary ❑ Contingent Address Relationship Beneficiary %            SSN/TIN Phone ( ) Birth/Trust Date Email ❑ Male ❑ Female 4. Beneficiary Name ❑ Primary ❑ Contingent Address Relationship Beneficiary %            SSN/TIN Phone ( ) Birth/Trust Date Email ❑ Male ❑ Female 5 Contract Type (select one) and Source of Funds Initial Payment: Make check payable to The United States Life Insurance Company in the City of New York (US Life). If this is a 1035 Exchange, Transfer or Rollover, please complete the appropriate 1035 Exchange/Transfer form and submit it with this Application. See prospectus for minimum 7? Purchase Payment amounts. 7? 7? 5a. Non-Qualified Contract 5b. Qualified Contract Indicate type and amount of initial Payment below. OR Indicate type of plan for new contract, source of funds, and amount below. Source of Funds Amount Type of Plan for New Contract Source of Funds Amount ❑ Amount enclosed $            ❑IRA❑401(a)**❑ Amount enclosed $❑            1035 Exchange/Transfer ❑Roth IRA❑401(k)**❑ Transfer $            Estimated dollars: $            ❑SEP❑Keogh❑ Rollover $            ??6?? ❑Other*            ??6?? ❑ Other ❑ Contribution $            Estimated dollars: $            *(i.e. Bene IRA, PSP, Defined Benefit Plan IRA Tax Year: ❑            Funds coming direct $            ** Is plan subject to ERISA? ❑ Yes? No ❑ Funds coming direct $            6 Benefit Elections See your registered representative/licensed agent/insurance producer and/or the prospectus for information about optional elections, including availability[,]?8 [and] ?8the maximum issue age [and Investment Requirements] ?8. 9? 6(a). Optional Feature: If elected, there will be an additional fee added to the Separate Account Charge and the elected feature replaces the default 7-year withdrawal charge period in the Contract. Refer to the prospectus for complete details. ❑ Early Access: Provides a 4-year withdrawal charge period

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9→ **6(b). Optional Living Benefit Elections: You MUST complete I or II below**

I. ❑ **I am NOT electing an Optional Living Benefit (proceed to 6(c) below)**

II. If electing an Optional Living Benefit, you must make choices under one of the Living Benefit Elections below.

Living Benefit Elections (Select Feature, Number of Lives, and Income Option)

Maximum Annual Withdrawal Amount (MAWA) percentages shown below for 10→[Polaris Income Plus] are the highest possible if you begin withdrawals at age 11→ [65] or older (for 10→[Polaris Income Plus Daily], if withdrawals begin on or after the 11→[5th] Contract Anniversary or age 11→[68]). If you begin withdrawals prior to age 65 for 10→[Polaris Income Plus] (for 10→[Polaris Income Plus Daily], if withdrawals begin before the 11→[5th] Contract Anniversary and prior to age 11→[68]) the percentage will be lower as shown in the prospectus.

11↓

Select One Feature → ***Step-up Frequency***	❒ [Polaris Income Plus] ←10 *(minimum issue is [45])* ←11 · Annual (with Income Credit)	❒ [Polaris Income Plus Daily] ←10 *(minimum issue is [45])* ←11 · Daily (no Income Credit)	❒ [Polaris Income Builder] ←10 *(minimum issue is [65])* ←11 · Annual (with Income Credit)
Select Number of Lives →	❒Single Life or ❒Joint Life *		❒Single Life or ❒Joint Life *
Select One Income Option → *(10→[Polaris Income Plus] and [Polaris Income Plus Daily] only)*	10→ ❒ Option 1 – Single: up to [6.0%] MAWA Joint: up to [5.5%] MAWA ❒ Option 2 – Single: up to [7.0%] MAWA Joint: up to [6.5%] MAWA ❒ Option 3 – Single: up to [5.0%] for Life Joint: up to [4.5%] for Life		Single – [5.4%] for Life Joint Life – [4.9%] for Life

** You must complete the spousal Beneficiary Information in Section 4 for Joint Life Coverage.*

Make your investment choices in Section 7(a) for Polaris Income Plus/Income Builder or Section 7(b) for Polaris Income Plus Daily.

6(c). Optional Death Benefit Election: *If the [Maximum Anniversary Value]* ←13 *Death Benefit is **NOT** elected, the beneficiary(ies) will receive the [standard]* ←13 *death benefit provided in the Contract.*

❑ [Maximum Anniversary Value (MAV)] ←13

7 Investment Selection / Optional Programs

16a→ **General Instructions**

Initial Purchase Payment: *We automatically allocate [10%]* ←15 *of your initial Purchase Payment to the [Secure Value Account]. You may allocate the remaining [90%]* ←15 *to **either** the "Check-the-Box" option or one or more of the "Individual Portfolios" below.*

Automatic Asset Rebalancing: *As required by the optional living benefit elected above, if you selected from the "Check-the-Box" option or one or more of the "Individual Portfolios" below, we rebalance your choice(s) quarterly to the original allocations. We do not include the Secure Value Account in rebalancing.*

If you elected 10→**[Polaris Income Plus (Annual with Income Credit)** 12→[or] 10→**[Polaris Income Builder]**	Select your investment options in Section 7(a) and any optional programs in Section 17→[7(c)] below.
16→ If you elected 10→**[Polaris Income Plus Daily]**	Select your investment options in Section 17→[7(b)] and any optional programs in Section 17→[7(c)] below.
If you are **not** electing a Living Benefit	Skip 7(a)[/7(b)] ←17 and select any optional programs in section 17→[7(c)]. Complete the Investment Option Election Form (IOEF), which must be 14→[signed and] included with this Application to make your investment choices.

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7(a). 10→[Polaris Income Plus (Annual with Income Credit)] 12→[or] 10→[Polaris Income Builder] – Investment Selection

16→ If you elected 10→[Polaris Income Plus (Annual with Income Credit)] 12→[or] 10→[Polaris Income Builder] in Section [6(b)], for this Application to be in good order, you must indicate your investment selection here in the "Check-the-Box" section or choose one or more of the "Individual Portfolios."

Dollar Cost Averaging: *If you want to invest gradually in your choice(s) below using Dollar Cost Averaging by checking* ***one*** *of the DCA Accounts below. Next, choose your Target DCA allocation(s) (options into which funds will gradually be transferred) under either the "Check-the-Box" section or the "Individual Portfolios" section below. DCA Program begins 30 days from the date your initial Purchase Payment is received.*

❑ 6-Month DCA Account Or ❑ 1-Year DCA Account

Automatic Secure Value Account Allocation (SVA): [10%] ←15

Check the Box (Select only one of the boxes below)

Select one "Check-the-Box" choice below for your direct investment (not using a DCA Account) or for your Target DCA allocation.

- ❑ SDAP ([30%]) + SDSP ([30%]) + VCP Managed Asset Allocation ([10%]) + VCP Total Return Balanced ([10%]) + VCP Value ([10%]) + SVA ([10%])←15
- ❑ SDAP ([18%]) + SDSP ([18%]) + VCP Managed Asset Allocation ([18%]) + VCP Total Return Balanced ([18%]) + VCP Value ([18%]) + SVA ([10%]) ←15
- ❑ SDAP ([30%]) + VCP Managed Asset Allocation ([20%]) + VCP Total Return Balanced ([20%]) + VCP Value ([20%])+ SVA [10%])
- ❑ SDAP ([45%]) + SDSP ([45%]) + SVA ([10%])←↑15
- ❑ SunAmerica Dynamic Allocation Portfolio (SDAP) ([90%]) + SVA ([10%]) ←15
- ❑ SunAmerica Dynamic Strategy Portfolio (SDSP) ([90%])+ SVA ([10%])←15

[OR] ←12

Individual Portfolios (Invest in one or more of the portfolios below)

To invest directly, not utilizing a DCA Account, make your choices in the ***Payment Allocation*** *column below. To gradually invest using a DCA Account, choose among the funds below using the* ***Target DCA*** *column. Use whole percentages only.*

	Payment Allocation (complete for direct investment)	Target DCA (complete if selecting a DCA Account)
Bond Funds (Maximum [90%])←15		
(invest up to [90%] of your initial Purchase Payment in any combination of the following funds; [100%] of your Target DCA) ←15		
Corporate Bond (Federated)	_____%	_____%
Global Bond (GSAMI)	_____%	_____%
Goldman Sachs VIT Government Money Market Fund	_____%	_____%
Government and Quality Bond (WMC)	_____%	_____%
Real Return (WMC)	_____%	_____%
SA JPMorgan MFS Core Bond Portfolio	_____%	_____%
Ultra Short Bond Portfolio (DFA)	_____%	_____%
SunAmerica Dynamic Portfolios (Maximum [90%])←15		
(invest up to [90%] of your initial Purchase Payment in any combination of the following funds; [100%] of your Target DCA) ←15		
SunAmerica Dynamic Allocation Portfolio	_____%	_____%
SunAmerica Dynamic Strategy Portfolio	_____%	_____%
Single Manager Volatility Control Portfolios (Maximum [90%])←15		
(invest no more than [50%] of your initial Purchase Payment in each of the following funds) ←15		
SA BlackRock VCP Global Multi Asset Portfolio	_____%	_____%*
SA Schroders VCP Global Allocation Portfolio	_____%	_____%*
SA T.Rowe Price VCP Balanced Portfolio	_____%	_____%*
VCP Managed Asset Allocation SAST Portfolio (CRMC)	_____%	_____%*
VCP Total Return Balanced (PIMCO)	_____%	_____%*
VCP Value (Invesco)	_____%	_____%*
Total of Individual Funds and/or VCP	[90] % ←15	100%

**Allocate no more than [55%] of your Target DCA to each of the following funds.*←15

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7(b). 10→ [Polaris Income Plus Daily] – Investment Selection

If you elected 10→[Polaris Income Plus Daily] in Section [6(b)], for this Application to be in good order, you must indicate your investment selection here in the "Check-the-Box" section or choose one or more of the "Individual Portfolios."

Dollar Cost Averaging: *If you want to invest gradually in your choice(s) below using Dollar Cost Averaging by checking* ***one*** *of the DCA Accounts below. Next, choose your Target DCA allocation(s) (options into which funds will gradually be transferred) under either the "Check-the-Box" section or the "Individual Portfolios" section below. DCA Program begins 30 days from the date your initial Purchase Payment is received.*

18→

❑ 6-Month DCA Account Or ❑ 1-Year DCA Account

Automatic Secure Value Account Allocation (SVA): [10%] ←15

Check the Box (Select only one Polaris Allocator model below)

Select one model for your direct investment of [90%] of your initial Purchase Payment (not using a DCA Account) or for your Target DCA allocation.

❑ Model 1 ([50%] Equity/[50%] Fixed Income)
❑ Model 2 ([60%] Equity/[40%] Fixed Income)
❑ Model 3 ([70%] Equity/[30%] Fixed Income)
❑ Model 4 ([90%] Equity/[10%] Fixed Income)

For all of the Models:

Model 1 — Model 2 — Model 3 — Model 4

Lower — Risk and Reward Potential — Higher

[OR]←12

Individual Portfolios (Invest in one or more of the portfolios below)

To invest directly, not utilizing a DCA Account, make your choices in the ***Payment Allocation*** *column below. To gradually invest using a DCA Account, choose among the funds below using the* ***Target DCA*** *column. Use whole percentages only.*

Funds

(Invest up to [90%]←15 of your initial Purchase Payment in any combination of the following funds; [100%]←15 of your Target DCA)

Funds	Payment Allocation	Target DCA
Asset Allocation Portfolios		
American Funds Asset Allocation SAST Portfolio	____%	____%
Asset Allocation (Edge)	____%	____%
Balanced (JPMorgan)	____%	____%
SA BlackRock Multi-Asset Income	____%	____%
SA MFS Total Return	____%	____%
Actively Managed Fund-of-Funds		
Managed Allocation Balanced (SAAMCo)	____%	____%
Managed Allocation Moderate (SAAMCo)	____%	____%
Managed Allocation Moderate Growth (SAAMCo)	____%	____%
Managed Allocation Growth (SAAMCo)	____%	____%
Actively Managed Fund-of-Funds with Volatility Control		
SunAmerica Dynamic Allocation Portfolio (SAAMCo/AB)	____%	____%
SunAmerica Dynamic Strategy Portfolio (SAAMCo/AB)	____%	____%
Fixed Income Portfolios		
Corporate Bond (Federated)	____%	____%
Global Bond (Goldman Sachs)	____%	____%
Goldman Sachs VIT Government Money Market Fund	____%	____%
Government and Quality Bond (Wellington)	____%	____%
Real Return (Wellington)	____%	____%
SA JPMorgan MFS Core Bond Portfolio	____%	____%
Ultra Short Bond Portfolio (DFA)	____%	____%
Volatility Control Portfolios		
SA BlackRock VCP Global Multi Asset Portfolio	____%	____%
SA Schroders VCP Global Allocation Portfolio	____%	____%
SA T. Rowe Price VCP Balanced Portfolio	____%	____%
VCP Managed Asset Allocation SAST Portfolio (Capital Group)	____%	____%
VCP Total Return Balanced Portfolio (PIMCO)	____%	____%
VCP Value (Invesco)	____%	____%
Total	[90]%	[100]%

Page 6 of 8 17?[7(c)]. Optional Programs ❑ Systematic Withdrawal: Include Form [U5550SW] ?4 with this Application. ❑ Automatic Asset Rebalancing:* I request the investment options referenced in 7(a) [or 7(b)]?18 above or designated in the Investment Option Election Form to be rebalanced at the frequency selected below. (Select only one) ❑ Quarterly** ❑ Semiannually ❑ Annually * Unless separate asset allocation rebalancing instructions are provided and included with this Application, if a DCA Account is elected, we will use Target DCA instructions indicated for Automatic Asset Rebalancing instructions. ** If you elected an Optional Living Benefit, Automatic Asset Rebalancing is done quarterly. 17[7(d)]. Electronic Transaction and Electronic Delivery Authorization ❑ Yes ❑ No Electronic Transaction Authorization 24? As the Owner, I will receive this privilege. If a Contract has Joint Owners, each Owner may individually make electronic requests. By checking “Yes,” I am also authorizing and directing the Company to act on electronic instructions from any other person(s) authorized by the Owner of the Contract who can furnish proper identification. The Company will use reasonable procedures as established by the Company to confirm that these instructions are authorized and genuine. If no selection is made, the Company will assume that you do not authorize electronic requests. ❑ Yes ❑ No Electronic Delivery Consent I consent to electronic delivery by the Company, when available, of: ? Legal disclosure materials (prospectuses and prospectus supplements for the variable annuity and the underlying funds and annual and semiannual reports for the underlying funds) ? Account documents (quarterly statements and confirmations) ? Related correspondence (privacy notice and other notices to customers) I confirm that I have access to a computer with the hardware and software necessary (Adobe Acrobat®, Internet access, and an active email account) to receive this information electronically—in the form of a compact disc, by email, or by notice to me of a document’s availability on the Company website. I confirm that I have the ability to retrieve and retain electronic communications that are subject to this consent. I understand that I must provide my email address under Section 2 of the Application to use this service. I understand that: ? There is no charge for electronic delivery, although I may incur the costs of Internet access and computer usage. ? I may always request a paper copy of this information at any time for no charge, even though I consent to electronic delivery. ? The Company is not required to deliver this information electronically and may discontinue electronic delivery in whole or part at any time. This consent is effective until further notice by the Company or until I revoke it. Please call [1-800-445-7862]?2if you would like to revoke your consent, receive a paper copy of any of the above information via U.S. mail, or need to update your email address indicated in Section 2 of this Application. 8 Acknowledgements and Signature(s) 8(a) . Replacement ❑ Yes ❑ No Do you have any existing life insurance policies or annuity contracts? (Must check either Yes or No.) ❑ Yes ❑ No Will the purchase of this annuity result in the replacement, termination, or change in value of any existing life insurance policies or annuity contracts? (Must check either Yes or No) Please provide the replacement information on the required forms, which can be obtained from your registered representative/licensed agent/insurance producer, and include them with this Application. 8(b). Statement of Owner(s) My answers to the above questions are true and correct to the best of my knowledge and belief. I agree that this Application shall be attached and made a part of any Contract issued by the Company. Further: ? I acknowledge receipt, either physically or electronically, of the current prospectuses for this variable annuity and the applicable underlying funds. ? I acknowledge I have read the current prospectuses for this variable annuity and the applicable underlying funds carefully and understand their contents. ? I understand that all Purchase Payments and values provided by the Contract, when based on investment experience of the variable portfolios, are variable and are not guaranteed as to dollar amount by the Company, the U.S. Government, or any State Government; are not federally insured by the FDIC, the Federal Reserve Board, or any other agency, Federal or State. 19? ? [After consulting with my registered representative/licensed agent/insurance producer and reviewing my prospectus, I confirm that this variable annuity and my share class election is suitable for my objectives and needs.] USL-579 (12/15)

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Page 7 of 8 ? If I am funding a tax-qualified retirement plan with this annuity, I understand that (1) there are more robust insurance benefits offered in other annuities and (2) the annuity does not provide any additional tax deferral treatment beyond that which I already have under my plan. ? I understand that the Company may allocate my Purchase Payment(s) and any Initial Payment Enhancement(s), if applicable, 21? to [a cash management or similar investment option] until the end of the Right-to-Examine period. ? My signature below indicates that I am providing my investment allocation election on the separate Investment Option Election Form, if applicable, included with this Application. Owner’s signature Date Joint owner’s signature (if applicable) Date Important: If applicable, the Investment Option Election Form must be [signed and] ?14included with your Application to ensure that your Application is processed immediately. 9 Registered Representative / Licensed Agent/Insurance Producer Information and Signature(s) ❑ Yes ❑ No Do you have reason to believe that the applicant has any existing life insurance policies or annuity contracts? ❑ Yes ❑ No Do you have reason to believe that any existing life insurance policy or annuity contract has been (or will be) replaced, surrendered, withdrawn from, loaned against, changed, or otherwise reduced in value in connection with this transaction, assuming that the Contract applied for will be issued? I affirm that I have instructed the applicant to answer the questions in Section 8(a) appropriately. I am providing the replacement information on the required forms that can be obtained at [aig.com/annuities] ?20 and including them with this Application. I am authorized and/or appointed to sell this variable annuity. I have fully discussed and explained the variable annuity features and charges including restrictions to the Owner. I believe this variable annuity is suitable given the Owner’s investment time horizon, goals and objectives, and financial situation and needs. I represent that: (a) I have delivered current applicable prospectuses and any supplements for the variable annuity (which includes summary descriptions of the underlying investment options); and (b) have used only current approved sales material. I certify that all information I have taken from the Owner has been truly and accurately recorded on this Application. 1. Registered Representative’s/Licensed Agent’s/Insurance Producer’s signature SSN (1st 5 digits ONLY)             Registered Representative’s/Licensed Agent’s/Insurance Producer’s name (please print) Address City State ZIP Phone ( ) Licensed Agent/Insurance Producer ID number Email 2. Registered Representative’s/Licensed Agent’s/Insurance Producer’s signature SSN (1st 5 digits ONLY)-             Registered Representative’s/Licensed Agent’s/Insurance Producer’s name (please print) Address City State ZIP Phone ( ) Licensed Agent/Insurance Producer ID number Email 22? 3. Registered Representative’s/Licensed Agent’s/Insurance Producer’s signature SSN (1st 5 digits ONLY)-             Registered Representative’s/Licensed Agent’s/Insurance Producer’s name (please print) Address City State ZIP Phone ( ) Licensed Agent/Insurance Producer ID number Email USL-579 (12/15)

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Page 8 of 8 23? For Registered Representative/Licensed Agent/Insurance Producer only. Please contact your home office with any questions ❒ Option 1 ❒ Option 2 ❒ Option 3 ❒ Option 4 ❒ Option 5 ❒ Option 6 If more than one representative, please indicate applicable percentages (must total 100%): Representative 1 Representative 2 Representative 3 22? Note: If there are more than [three]?22 representatives, please attach all required representative information, including applicable percentages (must total 100%) among all representatives, on a separate document. USL-579 (12/15)

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